Exhibit 10.1

SECOND AMENDMENT

TO

ASSET PURCHASE AND CONTRIBUTION AGREEMENT

THIS SECOND AMENDMENT TO ASSET PURCHASE AND CONTRIBUTION AGREEMENT (“Second Amendment”) is made and entered into as of December 20, 2013, by and among Landmark Apartment Trust of America Holdings, L.P. (“LATA OP”), Elco Landmark Residential Management LLC, Elco Landmark Residential Holdings LLC and Elco Landmark Residential Holdings II LLC. All capitalized terms used but not defined herein shall have the meaning given such term in the Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Asset Purchase and Contribution Agreement, dated as of March 13, 2013, as amended (the “Agreement”); and

WHEREAS, the parties hereto desire to (i) amend the consideration to be paid for the Class A Units pursuant to Section 3.04(b) of the Agreement and (ii) for LATA OP to repay $5,000,000 of principal of the $10,000,000 Promissory Note delivered at Closing (the “Promissory Note”);

NOW, THEREFORE, the parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, agree as follows:

1. Recitals; Incorporation. The above recitations are true and correct and are hereby incorporated into this First Amendment by reference.

2. Timbercreek Amendment. Section 3.04(b) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(b) At any time during the period commencing on the Closing Date and ending on the date 18 months thereafter, Buyer or any of its Affiliates, shall acquire the Timbercreek Class A Units (subject to the voting limitation set forth in the Timbercreek Consent), or to the extent not yet acquired by ELRH II, the right to purchase such units, from ELRH II at a price of up to $5 million, the actual amount to equal the purchase price paid for such units by ELRH and ELRH II and/or the price per unit that ELRH II is obligated to purchase such Timbercreek Class A Units, the consideration for which shall be shares of common stock of Landmark Apartment Trust of America, Inc., par value $0.01 per share, which transaction will be subject to reasonable representations, warranties and other terms typical for that type of transaction.”

3. Note Amendment. Section 3.02 of the Agreement hereby is amended and restated in its entirety to read as follows:

“Section 3.02 Business Value Post Closing Adjustments.

(a) To the extent a Management Agreement is terminated after Closing because Seller or ELRH II, as applicable, does not receive any required Lender Consent or JV Consent by the first anniversary of the Closing Date, the Buyer may elect to assign such Management Agreement back to a Person designated by Seller or ELRH II, as applicable, in which event the Business Value will be reduced by reducing the ELRM Business Value, if the Management Agreement was a Contributed Property Management Agreement or by reducing the ELRH II Contribution Portion, if the Management Agreement was conveyed by ELRH II, in each case by the then applicable Management Agreement Value of such Management Agreement, and Restricted Units delivered to Seller or ELRH II at Closing having such value will be cancelled by Buyer. If there are no Restricted Units that were delivered at Closing to Seller or ELRH II still outstanding, then, if same occurs prior to the IPO, the reduction in Business Value shall be to the ELRH II Sale Portion and the Management Agreement Value shall be reduced from the then principal balance of the Promissory Note issued in payment of the ELRH II Sale Portion, if and to the extent that such Promissory Note remains outstanding, or from the shares of Landmark Apartment Trust of America, Inc. common stock (the “Amendment Shares”) issued pursuant to that certain Payment Agreement dated December 20, 2013, by and between ELRH II, Landmark Apartment Trust of America, Inc. and LATA OP (the “Payment Agreement”), which Amendment Shares were issued in partial replacement of the Promissory Note, in accordance with that certain Restricted Shares Agreement dated December 20, 2013 by and between Landmark Apartment Trust of America, Inc. and ELRH II (the “Restricted Shares Agreement”).

(b) To the extent a Management Agreement related to a Non-Contributed Property is terminated because the Non-Contributed Property is sold to a party other than Buyer or its Affiliates during the period commencing on the Closing Date through the date that is the fifth anniversary of the Closing Date, ELRH or ELRH II, whichever has an ownership interest in such Non-Contributed Property, shall notify Buyer in writing and the Business Value will be reduced by (1) reducing the ELRH II Contribution Portion by the then applicable Management Agreement Value of the Management Agreement applicable to such Non-Contributed Property, and Restricted Units delivered to ELRH II at Closing having such value will be cancelled by Buyer; (2) if there are no Restricted Units that were delivered at Closing to ELRH II still outstanding, then, if the same occurs prior to the IPO, the reduction in Business Value shall be to the ELRH II Sale Portion and the Management Agreement Value shall be reduced from the then principal balance of the Promissory Note issued in payment of the ELRH II Sale Portion, if and to the extent such Promissory Note remains outstanding, or from the Amendment Shares issued in place of the Promissory Note; and (3) if the Restricted Units issued to ELRH II at Closing are no longer outstanding, the Promissory Note issued to ELRH II at Closing has been paid in full and if after an IPO, by reducing the ELRM Business Value by the then applicable Management Agreement Value of the Management Agreement applicable to such Non-Contributed Property, and Restricted Units that were delivered to Seller at Closing having such value will be cancelled by Buyer.

4. Indemnification Amendment. Section 9.05 of the Purchase Agreement hereby is amended and restated in its entirety to read as follows:

“Payment. A claim for indemnification under this Article IX shall be deemed finally determined upon the occurrence of any of the following: (a) it is deemed allowed under Section 9.04(a); (b) entry of any final judgment or award rendered by a court of competent jurisdiction; (c) full execution of a settlement of a Third Party Claim executed by both the Indemnified Party and the Indemnifying Party or (d) the execution by the Indemnifying Party and Indemnified Party of a mutually binding settlement agreement with respect to a claim. To the extent that any of Seller, ELRH or ELRH II has any obligations to indemnify a Buyer Indemnified Party for Losses, such obligations shall be satisfied first, by setting off such amount by cancelling Restricted Units having a value equal to such Losses; second, if prior to the IPO, by setting off against any unpaid principal amount of any Promissory Note delivered hereunder and, if all such promissory notes have been paid in full, by redeeming, if prior to the IPO, Amendment Shares having a value equal to such Losses; and, finally, by collecting the amount of any remaining Losses from any of such parties. Notwithstanding the foregoing, Losses pursuant to a breach of Section 5.14(c) shall be satisfied in immediately available funds to a bank account specified by written notice from Buyer to Seller.

5. Transfer Rights. LATA and LATA OP acknowledge that there are no restrictions on the right of ELRH II to dispose of the Shares, except such restrictions as exist under the Securities Laws and the Restricted Shares Agreement.

6. Definitions. Section 1.01 of the Purchase Agreement hereby is amended to add the following definition:

“LATA Common Stock” shall mean the common stock, par value $0.01 per share, of Landmark Apartment Trust of America, Inc.”

7. Continuing Validity. Except as modified by this Second Amendment, the Agreement remains in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Second Amendment to Asset Purchase and Contribution Agreement as of the date first written above.

LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, L.P.

By:	Landmark Apartment Trust of America, Inc., its General Partner

By:	/s/ Stanley J. Olander, Jr.
Name:	Stanley J. Olander, Jr.
Title:	Chief Executive Officer

ELCO LANDMARK RESIDENTIAL MANAGEMENT LLC

By:	/s/ Joseph G. Lubeck
Name:	Joseph G. Lubeck
Title:	President

ELCO LANDMARK RESIDENTIAL HOLDINGS LLC

By:	/s/ Joseph G. Lubeck
Name:	Joseph G. Lubeck
Title:	President

ELCO LANDMARK RESIDENTIAL HOLDINGS II LLC

By:	/s/ Joseph G. Lubeck
Name:	Joseph G. Lubeck
Title:	President

[Signature Page to Second Amendment to Asset Purchase and Contribution Agreement]

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